applied DNA sciences [LOGO]
                            security solutions

    -----------------------------------------------------------------------

          APPLIED DNA SCIENCES SIGNS BUSINESS DEVELOPMENT AND TRADEMARK
            LICENSE AGREEMENT WITH DR. SUWELACK SKIN & HEALTHCARE AG

STONY BROOK, N.Y., May 9 /PRNewswire First Call / -- Applied DNA Sciences, Inc. (OTC BB: APDN), a DNA security solutions company, announced that it signed an agreement with Dr. Suwelack Skin & Healthcare AG ("Suwelack") providing Suwelack rights to use APDN's SigNature(TM) logo, which is printed with ink containing our proprietary encrypted botanical DNA technology, and to participate in its SigNature(TM) Program. The terms of this one year license agreement provide Suwelack with a limited, non-exclusive, non-transferable right to use the SigNature(TM) logo on its packaging and labels.

Created by APDN, the goal of the SigNature(TM) Program is to provide a secure, cost effective and forensic method to help companies like Suwelack protect their intellectual property assets and the value of their brand. This program is based on APDN's proprietary platform technology whereby nanoscopic botanical DNA is embedded in a proprietary protective coating that withstands commercial processing and gives DNA a life of several hundred years. Botanical DNA will be embedded into the ink that will be used in the SigNature(TM) logo utilizing both overt and covert DNA security technologies. This botanical DNA can later be sequenced and decoded from the SigNature(TM) logo to verify the authenticity of Suwelack's products.

Suwelack is recognized in Germany as the leader in the innovation, development and manufacture of biomatrices for cosmeceutical and healthcare applications. Suwelack has adopted the SigNature(TM) Program as one of many new initiatives that complement its expansion into the North American market.

According to Nikolaus Uleer, Chief Executive Officer of Suwelack, "We are very pleased to utilize DNA encryption technology in our packaging. It provides a secure, forensic, and most importantly, cost effective approach, that we believe will provide a positive contribution to the development of our brand."

The SigNature(TM) Program is the first initiative by APDN to introduce to the market a range of ready-to-use security solutions aimed at brand protection and authentication, and addressing the global need to combat counterfeit and piracy.

Dr. Benjamin Liang, Chief Scientist of Applied DNA Sciences, said "We believe that our technology provides an immediate benefit and relevance to a company like Suwelack that has applications in both skincare and healthcare. From a business development perspective, we can deliver a fast-track security solution intended to provide both strategic and tactical value to our clients. We are pleased that Suwelack is our first commercial partner in Europe."

About Dr. Suwelack Skin & Healthcare AG

Dr. Suwelack Skin & Healthcare AG manufactures biomatrices for skin and healthcare for cosmeceutical and medical applications. Suwelack's patented technology uses a freeze-drying process to gently extract water from natural raw materials, as a result of which the raw materials are preserved in a highly pure form. By using this technique the company is able to avoid using preservative agents, chemical cross-linking agents and perfumes and ensure the basis for skin compatibility. Contact: Nikolaus Uleer, Dr. Suwelack Skin & Healthcare AG, Josef-Suwelack-Strasse, 48727 Billerbeck, Germany Tel: +49-2543-72-247 Fax:
+49-2543-72-365 http://www.skin-healthcare.com

About Applied DNA Sciences, Inc.

Applied DNA Sciences, Inc. (APDN) develops proprietary DNA-embedded security solutions that use plant DNA to verify authenticity and protect corporate and government agencies from counterfeiting, fraud, piracy, product diversion, identity theft and unauthorized intrusion into physical plant and databases. Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "APDN". Contact: MeiLin Wan, Applied DNA Sciences, Inc., 25 Health Sciences Drive, Stony Brook, New York 11790; Tel: 631-444-6861; Fax: 631-444.8848;
E-mail: info@adnas.com www.ADNAS.com.

The statements made by Applied DNA Sciences, Inc. in this press release may be forward-looking in nature and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements describe the Company's future plans, projections, strategies and expectations, and may be identified by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" or words of similar meaning. These forward-looking statements are based on assumptions and involve a number of risks, uncertainties, situations and other factors that may cause our or our industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these statements. These factors include changes in interest rates, market competition, changes in the local and national economies, and various other factors detailed from time to time in Applied DNA Sciences' SEC reports and filings, including our Annual Report on Form 10-KSB, filed on January 12, 2006, and subsequent Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

SOURCE  Applied DNA Sciences, Inc.
   -0- 05/09/2006
   /CONTACT:  MeiLin Wan of Applied DNA Sciences, Inc., +1-631-444-6861, or
Fax: +1-631-444-8848, Email: info@adnas.com/
   /First Call Analyst: /
   /FCMN Contact: info@adnas.com /
   /Web site: http://www.ADNAS.com /
   (APDN)